UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 9, 2015

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Behan as President

On September 10, 2015, the Corporation announced that Robert Behan, 50, has been appointed President of Calamos Asset Management, Inc. (the “Corporation”), effective September 9, 2015. As President, Mr. Behan is responsible for oversight of the Corporation’s business execution and strategic growth initiatives including global distribution and business and corporate development. Mr. Behan joined Calamos Investments in 2006 as Vice President, Retirement Distribution and has served as Senior Vice President, Head of Strategic Partner Team and Retirement Distribution from March 2007 through September 2010; Senior Vice President, Head of U.S. Intermediary Distribution from September 2010 through March 2013; and Executive Vice President, Head of Global Distribution from March 2013 through September 2015. Mr. Behan holds a B.A. in economics from Syracuse University and is a CFA® charterholder.

Resignation of Gary D. Black and Related Transition Agreement

On September 10, 2015, the Corporation announced that Gary D. Black, Executive Vice President and Global Co-Chief Investment Officer would be transitioning from the Company. On September 9, 2015, the Corporation and Mr. Black entered into a letter agreement (the “Transition Agreement”) pursuant to which Mr. Black resigned from the Board of Directors of the Corporation, from his position as Executive Vice President, Global Co-Chief Investment Officer of the Corporation, and other positions with the Corporation’s subsidiaries and affiliates, in each case effective as of September 9, 2015. Mr. Black will continue to be an employee of the Corporation and will perform duties as a co-portfolio manager for the Calamos Long/Short Fund, and duties relating to the transition of his responsibilities as Executive Vice President, Global Co-Chief Investment Officer of the Corporation (“Transition Duties”), through October 31, 2015 (or, such earlier date as may be determined by the Corporation) at which time Mr. Black’s employment by the Corporation and its subsidiaries will be terminated (the “Termination Date”).

The Transition Agreement provides, among other things, for: (i) Mr. Black to receive (a) a pro rata bonus based on an agreed-upon full year bonus of $900,000, to be paid no later than March 15, 2016, (b) a severance payment of $250,000 (equal to six months of his base salary and payable in six monthly installments), and (c) a separate payment of $1,750,000 payable in quarterly installments through October 31, 2016, in each case provided Mr. Black timely executes and does not revoke a general release and complies with his obligations under the Transition Agreement; (ii) Mr. Black to repay to the Corporation the full amount of any quarterly installment payments received, in the event he breaches any of his covenants or other obligations under the Transition Agreement; and (iii) Mr. Black’s non-exclusive use of the track record of the Calamos Long-Short Fund and two former Black Capital long/short funds for which he provided portfolio management, his covenant not to compete with the Corporation to expire on the Termination Date and certain limited modifications to his non-solicitation covenants, provided in each case that he complies with his obligations under the Transition Agreement.

The foregoing description of the principal terms of the Transition Agreement with Mr. Black does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2015.

Item 8.01. Other Events

On September 10, 2015, the Corporation announced changes to its investment team leadership, the appointment of Mr. Behan as President, Mr. Black’s transition and the signing of a definitive agreement to acquire Phineus Partners LP, a global long/short manager based in San Francisco. The Corporation’s press release announcing these actions is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by the Corporation on September 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: September 11, 2015	By:	/s/ J. Christopher Jackson
J. Christopher Jackson
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Corporation on September 10, 2015

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